Exhibit 99.1

Immunovant Reports Financial Results and Provides Corporate Updates for the Quarter Ended June 30, 2023

•Initial data from the Phase 1 clinical trial of IMVT-1402 on track for September 2023 (single-ascending dose) and October/November 2023 (multiple-ascending dose)

•Phase 2 proof-of-concept data for batoclimab in Graves’ disease (GD) expected in the fourth quarter of 2023

•Global clinical trials of batoclimab are ongoing in myasthenia gravis (MG), thyroid eye disease (TED), and chronic inflammatory demyelinating polyneuropathy (CIDP)

NEW YORK, August 10, 2023 – Immunovant, Inc. (Nasdaq: IMVT), a clinical-stage immunology company dedicated to enabling normal lives for people with autoimmune diseases, today reported corporate updates and financial results for its fiscal first quarter ended June 30, 2023.

“Our strategic priority this past quarter was to advance our robust clinical programs. To that end, we are pleased that our Phase 1 clinical trial of IMVT-1402 is on schedule to deliver initial data in the coming months, and we look forward to sharing these key first-in-human results with all stakeholders,” said Pete Salzmann, M.D., chief executive officer at Immunovant.

Clinical Development Updates:
Batoclimab:
Immunovant is studying batoclimab, the company’s lead subcutaneously administered FcRn inhibitor, in four autoimmune indications – MG, TED, CIDP and GD. Top-line data from the Phase 3 clinical trial in MG are expected in the second half of calendar year 2024. For the Phase 3 program in TED, top-line data are expected in the first half of calendar year 2025. Immunovant also expects to have initial results from period 1 of the Phase 2b clinical trial in CIDP in the first half of calendar year 2024, and initial Phase 2 proof-of-concept data in GD in the fourth quarter of calendar year 2023.

IMVT-1402:
The Phase 1 clinical trial evaluating the safety, tolerability, and pharmacodynamic profiles of IMVT-1402 in healthy volunteers is progressing. IMVT-1402 is Immunovant’s next-generation FcRn inhibitor with a simple subcutaneous formulation. Initial data from the single-ascending dose cohorts are on track for September 2023 and initial data from the multiple-ascending dose cohorts are expected in October/November 2023.

Financial Highlights for Fiscal First Quarter Ended June 30, 2023:
Cash Position: As of June 30, 2023, Immunovant’s cash and cash equivalents totaled $330.0 million, which is expected to fund operations into the second half of calendar year 2025.

R&D Expenses: Research and development expenses were $50.6 million for the three months ended June 30, 2023, compared to $28.4 million for the three months ended June 30, 2022. The increase was primarily due to higher research and development and contract manufacturing costs related to the development of IMVT-1402, increased batoclimab program-specific research and development costs (including contract manufacturing costs), and higher personnel-related expenses, partially offset by lower costs related to cross-indication clinical studies and clinical research.

IPR&D Expenses: Acquired in-process research and development expenses were $12.5 million for the three months ended June 30, 2023, related to the achievement of development and regulatory milestones for batoclimab as specified in the HanAll Agreement. There were no acquired in-process research and development expenses for the three months ended June 30, 2022.

G&A Expenses: General and administrative expenses were $15.4 million for the three months ended June 30, 2023, compared to $11.9 million for the three months ended June 30, 2022. The increase was primarily due to higher personnel-related expenses, legal, and other professional fees, information technology and market research costs.

Net Loss: Net loss was $73.9 million ($0.57 per common share) for the three months ended June 30, 2023, compared to $40.4 million ($0.35 per common share) for the three months ended June 30, 2022. Net loss for the three months ended June 30, 2023 and 2022 included $10.7 million and $7.7 million, respectively, related to non-cash stock-based compensation expense.

Common Stock: As of June 30, 2023, there were 130,565,429 shares of common stock issued and outstanding.

About Immunovant, Inc.
Immunovant, Inc. is a clinical-stage immunology company dedicated to enabling normal lives for people with autoimmune diseases. As a trailblazer in anti-FcRn technology, the Company is developing innovative, targeted therapies to meet the complex and variable needs of people with autoimmune diseases. For additional information on the Company, please visit www.immunovant.com.

Forward-Looking Statements
This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as "can," “may,” “might,” “will,” “would,” “should,” “expect,” “believe,” “estimate,” “design,” “plan,” "intend," and other similar expressions are intended to identify forward-looking statements. Such forward looking statements include Immunovant’s expectations regarding the timing, design, and results of clinical trials of its product candidates; Immunovant's plan to develop batoclimab and IMVT-1402 across a broad range of autoimmune indications; Immunovant's beliefs regarding its cash runway; and the potential benefits of batoclimab’s and IMVT-1402’s unique product attributes. All forward-looking statements are based on estimates and assumptions by Immunovant’s management that, although Immunovant believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Immunovant expected. Such risks and uncertainties include, among others: initial results or other preliminary analyses or results of early clinical trials may not be predictive final trial results or of the results of later clinical trials; results of animal studies may not be predictive of results in humans; the timing and availability of data from clinical trials; the timing of discussions with regulatory agencies, as well as regulatory submissions and potential approvals; the continued development of Immunovant’s product candidates, including the timing of the commencement of additional clinical trials and resumption of current trials; Immunovant’s scientific approach, clinical trial design, indication selection, and general development progress; future clinical trials may not confirm any safety, potency, or other product characteristics described or assumed in this press release; any product candidate that Immunovant develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; Immunovant’s product candidates may not be beneficial to patients, or even if approved by regulatory authorities, successfully commercialized; the potential impact of global factors, such as the post-COVID-19 environment, geopolitical tensions, and adverse macroeconomic conditions on Immunovant’s business operations and supply chain, including its clinical development plans and timelines; Immunovant’s business is heavily dependent on the successful development, regulatory approval and commercialization of batoclimab and IMVT-1402; Immunovant is at an early stage in development of for IMVT-1402 and in various stages of clinical development for batoclimab; and Immunovant will require additional capital to fund its operations and advance batoclimab and IMVT-1402 through clinical development. These and other risks and uncertainties are more fully described in Immunovant’s periodic and other reports filed with the Securities and Exchange Commission (SEC), including in the section titled “Risk Factors” in Immunovant’s most recent Annual Report on Form 10-K, its Form 10-Q to be filed with the SEC on August 10, 2023, and Immunovant’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Immunovant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

IMMUNOVANT, INC.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,
	2023	2022
Operating expenses:
Research and development	$50,575	$28,429
Acquired in-process research and development	12,500	—
General and administrative	15,402	11,946
Total operating expenses	78,477	40,375
Interest income	(4,065)	—
Other income	(464)	(354)
Loss before provision (benefit) for income taxes	(73,948)	(40,021)
Provision (benefit) for income taxes	(11)	352
Net loss	$(73,937)	$(40,373)
Net loss per common share – basic and diluted	$(0.57)	$(0.35)
Weighted-average common shares outstanding – basic and diluted	130,503,264	116,557,508

IMMUNOVANT, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	June 30, 2023	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$329,960	$376,532
Accounts receivable	823	700
Prepaid expenses and other current assets	19,232	27,101
Total current assets	350,015	404,333
Operating lease right-of-use assets	882	1,172
Property and equipment, net	325	333
Total assets	$351,222	$405,838
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,459	$1,353
Accrued expenses	23,979	40,771
Current portion of operating lease liabilities	919	1,173
Total current liabilities	51,357	43,297
Operating lease liabilities, net of current portion	—	47
Total liabilities	51,357	43,344
Commitments and contingencies
Stockholders’ equity:
Series A preferred stock, par value $0.0001 per share, 10,000 shares authorized, issued and outstanding at June 30, 2023 and March 31, 2023	—	—
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued and outstanding at June 30, 2023 and March 31, 2023	—	—
Common stock, par value $0.0001 per share, 500,000,000 shares authorized, 130,565,429 shares issued and outstanding at June 30, 2023 and 500,000,000 shares authorized, 130,329,863 shares issued and outstanding at March 31, 2023	13	13
Additional paid-in capital	939,554	927,976
Accumulated other comprehensive income	582	852
Accumulated deficit	(640,284)	(566,347)
Total stockholders’ equity	299,865	362,494
Total liabilities and stockholders’ equity	$351,222	$405,838

Contact:
Chau Cheng, PhD, MBA
Vice President, Investor Relations
Immunovant, Inc.
info@immunovant.com